UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 20, 2023

Golden Matrix Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-41326	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 S. Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value Per Share	GMGI	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On October 20, 2023, and effective on September 1, 2023, the Board of Directors of Golden Matrix Group, Inc. (the “Company”, “we” and “us”), with the recommendation of the Compensation Committee of the Board of Directors of the Company, agreed to increase the base salaries of Mr. Anthony Brian Goodman, the Company’s Chief Executive Officer and Chairman, and Weiting ‘Cathy’ Feng, the Company’s Chief Operating Officer and director, each by 10%. The increases represented the minimum yearly increase required by the terms of such officers First Amended and Restated Employment Agreements, entered into by each of the officers with the Company on September 16, 2022. As a result of the required increases, the base salary of Mr. Goodman was increased to $174,240 per year, and the base salary of Ms. Feng was increased to $145,200 per year, each effective September 1, 2023.

Item 8.01 Other Events.

As previously reported in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 1, 2022 (the “November 2022 Form 8-K”), on October 27, 2022, the Company agreed to issue Mr. Aaron Richard Johnston, a then director of the Company and current consultant of the Company, among other things, 300,000 restricted stock units (the “RSUs”). The RSUs were to vest to Mr. Johnston, if ever, upon the closing of a transaction that, on a pro forma basis, doubles the Company’s revenues for the fiscal quarter prior to the closing of the acquisition (a “Doubling Transaction”), provided that such RSUs were to be terminated and forfeited if such Doubling Transaction did not close prior to November 1, 2023 (the “Termination Date”). On October 20, 2023, in consideration for Mr. Johnston’s continued services in connection with the Company’s previously announced January 2023 Sale and Purchase Agreement of Share Capital, as amended from time to time, the Board of Directors of the Company agreed to extend the Termination Date of the RSUs to May 1, 2024.

The RSUs are described in greater detail in the November 2022 Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: October 20, 2023	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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